Exhibit j(i)(h) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated September 18, 2000, in the Post-Effective Amendment Number 46 to the Registration Statement (Form N-1A No. 33-31602) of the Money Market Trust, dated September 30, 2000

                                                               ERNST & YOUNG LLP


Boston, Massachusetts
September 26, 2000